Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-146662) of Point.360 (formerly New 360) and subsidiary of our report dated November 9, 2007, appearing in this Annual Report on Form 10-K/T of Point.360 and subsidiary for the six months ended June 30, 2007 and three years ended December 31, 2006.

Singer Lewak Greenbaum & Goldstein LLP (signed)
November 9, 2007

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